Exhibit 99.1

Akoya Reports Fourth Quarter and Full Year 2021 Operating Results and Provides 2022 Financial Outlook

March 14, 2022

Q4 2021 revenue $16.2 million and FY 2021 revenue $54.9 million

FY 2022 revenue guidance $69 - 71 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the fourth quarter and full year ending December 31, 2021.

“Our strong finish to 2021 demonstrates the continued and accelerating adoption of our leading spatial biology solutions and is a result of sound execution of our financial and strategic plans,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences.  “We set another record in quarterly revenue, grew our installed base to nearly 700 instruments worldwide, and have approximately 500 publications on Akoya platforms to date. Highlighting our strong quarter was the commercial launch of the PhenoCycler™-Fusion System and additional near-term menu offerings across protein and RNA, delivering the fastest, single-cell, multi-omic spatial biology solution in the market.”

Fourth Quarter 2021 Financial Highlights

●	Total revenue was $16.2 million in the fourth quarter of 2021, compared to $12.9 million in the prior year period; an increase of 26%.
●	Product revenue was $12.9 million in the fourth quarter of 2021, compared to $10.5 million in the prior year period; an increase of 23%.
●	Services and other revenue totaled $3.2 million in the fourth quarter of 2021, compared to $2.4 million in the prior year period; an increase of 33%.
●	Gross profit was $10.2 million in the fourth quarter of 2021, compared to $7.9 million in the prior year period; an increase of 29%; and gross profit margin was 63.3% in the fourth quarter of 2021, compared to 61.3% in the prior year period.
●	46 instruments were sold in the fourth quarter of 2021; 21 PhenoCyclers, 25 PhenoImagers (which includes Fusion, HT, and earlier PhenoImager workflow instruments such as the Mantra and Vectra).
●	Instrument installed base of 697 as of December 31, 2021; 182 PhenoCyclers, 515 PhenoImagers.

Full Year 2021 Financial Highlights

●	Total revenue was $54.9 million for the FY 2021, compared to $42.4 million in the prior year; an increase of 29.5%.
●	Product revenue was $44.5 million for the FY 2021, compared to $33.4 million in the prior year; an increase of 33%.
●	Services and other revenue totaled $10.4 million for the FY 2021, compared to $9.0 million in the prior year; an increase of 16%.
●	Gross profit was $34.2 million for the FY 2021, compared to $25.9 million in the prior year; an increase of 32%; and gross profit margin was 62.3% for FY 2021, compared to 61.0% in the prior year.
●	147 instruments were sold for the FY 2021; 70 PhenoCyclers, 77 PhenoImagers.

Fourth Quarter 2021 Business Highlights

●	There were 278 publications in 2021 featuring Akoya’s platforms, as compared with 109 publications in 2020.
●	Akoya’s inaugural ‘Spatial Day’ held on December 15, 2021 featured a preview of our new integrated suite of solutions, including the PhenoCycler™-Fusion System, novel spatial transcriptomics chemistry and universal protein chemistry, and additionally brought together academic, clinical, and industry leaders who highlighted how Akoya’s spatial phenotyping platforms are uniquely equipped to address key questions across discovery, translational, and clinical research.
●	Announced full commercial launch of the PhenoCycler™-Fusion System, the fastest single-cell, multi-omic, spatial biology solution.
●	Announced a groundbreaking collaboration with PathAI to combine spatial biology with AI-powered tools to facilitate discovery of novel predictive biomarkers.
●	Announced a strategic partnership with Bio-Techne to deliver an automated spatial multiomics workflow using the RNAScope® technology to enable comprehensive spatial phenotyping of RNA and protein biomarkers on the PhenoCycler™-Fusion System.
●	Announced the securing of CLIA lab certification, a milestone for applying spatial biology technologies to accelerate precision cancer therapies.
●	Appointment of Marilee Moy as Chief People Officer, who brings more than 30 years of HR leadership experience at high-performing life sciences and technology companies and will be instrumental in defining and executing Akoya’s human resource strategy as the company enters a new phase of global growth.
●	$113.1 million of cash and cash equivalents as of December 31, 2021, well capitalized to deliver on our existing strategic plan.

2022 Outlook

The company, based on its current plans and initiatives, expects a full year 2022 revenue guidance range of $69-71 million.

Webcast and Conference Call Details

Akoya will host a conference call today, March 14, 2022, at 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2021 financial results. The dial-in numbers are (833) 562-0146 for domestic callers or (661) 567-1226 for international callers, followed by Conference ID: 5291099. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research via its key platforms: PhenoCycler™, PhenoImager™ Fusion and PhenoImager HT. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Akoya Biosciences, Inc.

investors@akoyabio.com

Media Contact:

Michelle Linn

Bioscribe, Inc.

774-696-3803

michelle@bioscribe.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$113,079	$17,006
Accounts receivable, net	9,444	6,470
Inventories, net	9,014	4,263
Prepaid expenses and other current assets	9,277	957
Total current assets	140,814	28,696
Property and equipment, net	7,487	5,528
Demo inventory, net	2,548	1,494
Intangible assets, net	21,150	22,714
Goodwill	18,262	18,262
Other non-current assets	646	966
Total Assets	$190,907	$77,660
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable, accrued expenses and other current assets	$23,198	$12,286
Deferred revenue	4,484	3,844
Current portion of long-term debt	—	1,032
Total current liabilities	27,682	17,162
Deferred revenue, net of current portion	1,330	1,008
Long-term debt, net	32,471	33,488
Warrant liability	—	490
Contingent consideration liability, net of current portion	7,850	6,984
Other long-term liabilities	223	447
Total liabilities	69,556	59,579
Total redeemable convertible preferred stock	—	69,107
Total stockholders' equity (deficit)	121,351	(51,026)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$190,907	$77,660

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Revenue:
Product revenue	$12,921	$10,471	$44,477	$33,438
Service and other revenue	3,237	2,437	10,440	9,005
Total revenue	16,158	12,908	54,917	42,443
Cost of goods sold:
Cost of product revenue	$4,090	$3,828	$14,471	$12,584
Cost of service and other revenue	1,842	1,172	6,228	3,951
Total cost of goods sold	$5,932	$5,000	$20,699	$16,535
Gross profit	$10,226	$7,908	$34,218	$25,908
Operating expenses:
Selling, general and administrative	19,046	6,816	51,016	23,982
Research and development	5,563	2,532	15,701	9,603
Change in fair value of contingent consideration	1,023	686	2,073	519
Depreciation and amortization	1,374	1,023	4,726	3,815
Total operating expenses	27,006	11,057	73,516	37,919
Loss from operations	(16,780)	(3,149)	(39,298)	(12,011)
Other income (expense):
Interest expense, net	(844)	(745)	(3,115)	(2,723)
Change in fair value of warrant liability	—	(298)	(2,728)	(298)
Gain (loss) on extinguishment of debt	—	(1,671)	2,476	(1,671)
Other income (expense), net	(166)	143	(410)	39
Loss before benefit (provision) for income taxes	(17,790)	(5,720)	(43,075)	(16,664)
Benefit (provision) for income taxes	117	26	140	(42)
Net loss	$(17,673)	$(5,694)	$(42,935)	$(16,706)
Dividends accrued on redeemable convertible preferred stock	—	(4,760)	(1,435)	(4,760)
Accretion of redeemable convertible preferred stock	—	(296)	—	(296)
Adjusted net loss attributable to common stockholders	(17,673)	(10,750)	(44,370)	(21,762)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(4.24)	$(1.65)	$(9.18)
Weighted-average shares outstanding, basic and diluted	37,252,039	2,536,113	26,896,976	2,370,574